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   As filed with the Securities and Exchange Commission on September 24, 1997


                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 10, 1997




                              THE CLOTHESTIME, INC.
               (Exact Name of Registrant as Specified in Charter)



   DELAWARE                         0-12203                   33-0469138
(State or Other                   (Commission                (IRS Employer
Jurisdiction of                   File Number)            Identification Number)
Incorporation)


                             5325 EAST HUNTER AVENUE
                            ANAHEIM, CALIFORNIA 92807
               (Address of Principal Executive Offices) (Zip Code)


                                 (714) 779-5881
              (Registrant's telephone number, including area code)


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ITEM 3.                 BANKRUPTCY OR RECEIVERSHIP.

            On December 8, 1995, The Clothestime, Inc. (the "Registrant") and five of its direct and indirect subsidiaries, MRJ Industries, Inc., Clothestime Stores, Inc. ("Stores"), Clothestime Investment, Inc., Clothestime Acquisition Corporation and Clothestime International, Inc. (collectively, the "Debtors") commenced reorganization cases (the "Reorganization Cases") by filing voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the "Bankruptcy Court").

            On September 10, 1997, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Third Amended Joint Plan of Reorganization of The Clothestime, Inc. and Certain of its Subsidiaries, as modified (the "Plan"). The following is a summary of the material features of the Plan and is qualified in its entirety by reference to the Plan itself. The Plan, Modifications to the Plan and Second Modifications to the Plan are attached hereto as Exhibits 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

            The Plan generally provides for, among other things: (i) the substantive consolidation of the Reorganization Cases and the Debtors' respective estates into a single chapter 11 case for the purposes of the Plan and distributions thereunder; (ii) the cancellation of certain indebtedness in exchange for cash, conveyances of collateral and/or new indebtedness; (iii) the creation of a creditor trust (the "Creditor Trust") for the purpose of satisfying the claims of unsecured creditors; (iv) the assumption or rejection of executory contracts and unexpired leases to which any Debtor is a party; and
(v) the intercompany mergers of certain Debtors (the "Mergers") with and into Stores, the surviving parent corporation following the Mergers ("New Clothestime").

            The Plan provides for the issuance of 100,000 shares of New Clothestime's common stock, par value $0.001 per share ("New Stock") issued as follows: (i) 25,000 shares to the Creditor Trust; (ii) 25,000 shares to secured bank lenders; and (iii) 50,000 shares to certain officers and directors of New Clothestime. The Plan also provides for the issuance of certain debt of New Clothestime, consisting of a $4,000,000 and a $600,000 promissory note issued to the Creditor Trust and promissory notes in an aggregate principal amount of $1,000,000 issued to secured bank lenders.

            Under the terms of the Plan, all administrative and priority claims will be paid in full, and priority tax claims will be paid in accordance with the Plan. Unsecured creditors will receive (i) a distribution of $0.07 in cash for each $1.00 of allowed unsecured claim and (ii) an uncertificated, nontransferable, pro rata, beneficial interest in the Creditor Trust. The claims of certain secured creditors will be paid pursuant to the Plan and various stipulations entered into between the Debtors and such creditors and approved by the Bankruptcy Court.

            After the consummation of the Plan and the Mergers, all existing and outstanding shares of the Registrant's common stock will be canceled, and New Clothestime will be the parent surviving entity with a single wholly-owned subsidiary, Clothestime Insurance Company, a Vermont corporation, which is not a Debtor. The Registrant, or New Clothestime on behalf of

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the Registrant, intends to file a Form 15 under the Securities Exchange Act of
1934 to terminate the Registrant's registration under Section 12 of such Act.

            On September 10, 1997, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, which describes the confirmation of the Plan by the Bankruptcy Court.

            Subject to the terms and conditions of the Plan, the Debtors expect to consummate the Plan by the end of September 1997. Certain of the foregoing information is forward looking in its nature and involves risks and uncertainties that could significantly impact the ability of the Debtors to achieve their currently anticipated goals and objectives.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            The following exhibits are filed as part of this report:

2.1         Third Amended Joint Plan of Reorganization of The Clothestime, Inc.
            and Certain of its Subsidiaries

2.2 Modifications to Third Amended Joint Plan of Reorganization of The Clothestime, Inc. and Certain of its Subsidiaries

2.3 Second Modifications to Third Amended Joint Plan of Reorganization of The Clothestime, Inc and Certain of its Subsidiaries

99.1        Press Release


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                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                               THE CLOTHESTIME, INC.


                               By         /s/ David A. Sejpal
                                 ----------------------------------------------
                                 David A. Sejpal
                                 Chairman of the Board and Chief
                                 Executive Officer and President
                                 and Chief Operating Officer

Date:  September 23, 1997


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                                  EXHIBIT INDEX

2.1         Third Amended Joint Plan of Reorganization of The Clothestime, Inc.
            and Certain of its Subsidiaries

2.2 Modifications to Third Amended Joint Plan of Reorganization of The Clothestime, Inc. and Certain of its Subsidiaries

2.3 Second Modifications to Third Amended Joint Plan of Reorganization of The Clothestime, Inc and Certain of its Subsidiaries

99.1        Press Release


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